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                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549


                                      FORM 8-K


                                   CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)      February 23, 1996



                                 Medcross, Inc.
               (Exact name of registrant as specified in its charter)



  Florida                             0-17973                 59-2291344
(State or other jurisdiction         (Commission             (IRS Employer
    of incorporation)                File Number)          Identification No.)



  3227 Bennet Street North, St. Petersburg, Florida               33713
       (Address of principal executive offices)                 (Zip code)



Registrant's telephone number, including area code  (813) 521-1793




           (Former name or former address, if changed since last report.)
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Item 5.  Other Events

On February 23, 1996, Medcross, Inc. (the "Company") closed its acquisition of all of the issued and outstanding common stock of I-Link Worldwide Inc., a Utah corporation
("ILink") from ILINK, Ltd., a Utah limited partnership in exchange for the issuance of an aggregate of 4,000,000 shares of common stock, par value $.007 per share, of the
Company (the "Common Stock").  The purchase price was determined through arms-length negotiation.  Pursuant to an escrow agreement by and among the Company, ILINK, Ltd. and
DeMartino, Finkelstein, Rosen & Virga, as the escrow agent, 2,600,000 shares of the
Common Stock issued pursuant to the acquisition of ILink, Ltd. were placed in escrow to be released as follows:

      1.    1,600,000 shares of Common Stock are to be released upon the receipt of proceeds greater than or equal to $4,000,000 from the sale of the
            Company's securities pursuant to the conduct of one or more private or public offerings prior to December 31, 1996; and

      2. 1,000,000 shares of Common Stock are to be released upon the first to occur of the following:

            (i) the monthly revenue derived from subscribers serviced by ILink, Ltd. and revenue derived from the sale of related products and/or services equals or exceeds $1,000,000; or

            (ii) the number of subscribers serviced by ILink, Ltd. exceeds 100,000 one year from the date of receipt by the Company of gross proceeds equal to $4,000,000 from the sale of its securities pursuant to one or more private or public offerings.

ILink provides Internet access services to individuals and businesses in the United
States.  ILink is also the owner of a proprietary technology (patent pending) which enables the transmission of information via facsimile over the Internet.

There was no affiliation or relationship between the Company, its affiliates, officers or directors, or associates of such persons and ILink or ILink, Ltd. or any of their officers, directors, stockholders, or partners prior to the acquisition.

Simultaneous with the closing of its acquisition of I-Link, the Company completed a private placement of $1,000,000 in aggregate principal amount of convertible promissory notes (the "Notes").  The Notes are payable upon the earlier of August 31, 1996
(subject to extension) or the Company's receipt of proceeds of at least $4,000,000 from subsequent debt or equity offerings.  The Notes bear interest at the rate of 10% until
August 31, 1996, at which time such interest rate increases to 13%.

In addition to the foregoing, in connection with the grant of an option by the holders thereof, an aggregate of 40,000 shares of outstanding Class A Preferred Stock, par value $10.00 per share, of the Company (the "Class A Preferred Stock") was converted into an aggregate of 978,891 shares of Common Stock.  Options to acquire the 3,915,570 shares of Common Stock issuable upon conversion of the remaining 160,000 shares of
Class A Preferred Stock outstanding have been granted by the holder thereof.  Such options are exercisable commencing July 1, 1996 at an exercise price of $1.79 per share or two hundred percent of the average of the bid and asked prices of the Common Stock as quoted on Nasdaq; the options expire incrementally on December 31, 1996 and
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December 31, 1997.  The holder of all 7,500 shares of Class B Preferred Stock has also granted an option, upon substantially the same terms and conditions as the foregoing options, to purchase the 183,542 shares of Common Stock issuable upon conversion thereof.  All of the foregoing securities are restricted.

The foregoing corporate developments were reported to the public in a press released on February 23, 1996, which release is attached hereto as Exhibit 99 and which is incorporated herein by reference.


Item 7.  Financial Statements, Proforma Financial Information, and Exhibits.

(a)   Financial Statements of Businesses Acquired.

      Audited financial statements of the business acquired shall be filed as soon as practicable, but not later than 60 days after the required filing date of this
      Form 8-K.

(b)   Proforma Financial Information.

      The proforma financial information relative to the acquisition described above shall be provided as soon as practicable, but not later than 60 days after the required filing date of this Form 8-K.

(c)   Exhibits.

      2(a)  Stock Purchase Agreement dated February 13, 1996, by and among Medcross,
            Inc., ILINK, Ltd., and Gnet Enterprises, Inc.

      2(b) Escrow Agreement dated February 21, 1996, by and among Medcross, Inc., ILINK, Ltd., and DeMartino, Finkelstein, Rosen & Virga.

      2(c)  Form of Promissory Note.

      99    Press Release dated February 23, 1996.

                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      MEDCROSS, INC.



                                                   By: /s/ Henry Y.L. Toh
                                                      Henry Y.L. Toh
                                                      President, CEO, Acting CFO


Date   February 23, 1996
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